INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2022 RESULTS

— — —

GAAP DILUTED EPS OF $1.31, ADJUSTED1 EPS OF $1.30
GAAP NET REVENUES OF $976 MILLION, ADJUSTED NET REVENUES OF $958 MILLION

GREENWICH, CONN, January 17, 2023 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended December 31, 2022.

Reported diluted earnings per share were $1.31 for the current quarter and $1.30 as adjusted. For the year-ago quarter, reported diluted earnings per share were $0.67 and $0.83 as adjusted.

Reported net revenues were $976 million for the current quarter and $958 million as adjusted. For the year-ago quarter, reported net revenues were $603 million and $683 million as adjusted.

Reported income before income taxes was $689 million for the current quarter and $671 million as adjusted. For the year-ago quarter, reported income before income taxes was $373 million and $453 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•	Commission revenue increased 3% to $331 million on higher customer futures trading volume and larger average trade size in options, tempered by lower customer stock trading volume.

•	Net interest income increased 92% to $565 million on higher benchmark interest rates and customer credit balances, despite a decline in margin lending balances.

~~•~~
Other income increased $107 million to a gain of $37 million. This increase was mainly comprised of $58 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), $34 million related to our currency diversification strategy and $6 million related to the remeasurement of our Tax Receivable Agreement liability.

•	Reported pretax profit margin was 71% for the current quarter and 70% as adjusted. For the year-ago quarter, reported pretax margin was 62% and 66% as adjusted.

•	Total equity of $11.6 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 14, 2023, to shareholders of record as of March 1, 2023.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 25% to 2.09 million.
•	Customer equity decreased 18% to $306.7 billion.
•	Total DARTs[2] decreased 22% to 1.89 million.
•	Cleared DARTs decreased 22% to 1.69 million.
•	Customer credits increased 9% to $95.2 billion.
•	Customer margin loans decreased 29% to $38.9 billion.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $169 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.65%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $11 million) and (2) Other Comprehensive Income (gain of $158 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, January 17, 2023, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BI026f8edd62a546f3b96958af68b730d5 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. For the fifth consecutive year, Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its March 25, 2022, Best Online Brokers Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in millions, except share and per share data)

Revenues:
Commissions	$331	$320	$1,322	$1,350
Other fees and services	43	58	184	218
Other income (loss)	37	(70)	(107)	(2)
Total non-interest income	411	308	1,399	1,566

Interest income	1,111	350	2,686	1,372
Interest expense	(546)	(55)	(1,018)	(224)
Total net interest income	565	295	1,668	1,148
Total net revenues	976	603	3,067	2,714

Non-interest expenses:
Execution, clearing and distribution fees	90	53	324	236
Employee compensation and benefits	119	108	454	399
Occupancy, depreciation and amortization	22	22	90	80
Communications	8	9	33	33
General and administrative	48	38	165	176
Customer bad debt	-	-	3	3
Total non-interest expenses	287	230	1,069	927

Income before income taxes	689	373	1,998	1,787
Income tax expense	56	35	156	151
Net income	633	338	1,842	1,636
Net income attributable to noncontrolling interests	497	271	1,462	1,328
Net income available for common stockholders	$136	$67	$380	$308

Earnings per share:
Basic	$1.32	$0.68	$3.78	$3.27
Diluted	$1.31	$0.67	$3.75	$3.24

Weighted average common shares outstanding:
Basic	102,875,250	98,181,875	100,460,016	94,167,572
Diluted	103,656,668	98,980,339	101,299,609	95,009,880

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$136	$67	$380	$308
Other comprehensive income:
Cumulative translation adjustment, before income taxes	38	(1)	(26)	(22)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	38	(1)	(26)	(22)
Comprehensive income available for common stockholders	$174	$66	$354	$286

Comprehensive earnings per share:
Basic	$1.70	$0.67	$3.53	$3.04
Diluted	$1.68	$0.67	$3.50	$3.01

Weighted average common shares outstanding:
Basic	102,875,250	98,181,875	100,460,016	94,167,572
Diluted	103,656,668	98,980,339	101,299,609	95,009,880

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$497	$271	$1,462	$1,328
Other comprehensive income - cumulative translation adjustment	120	(1)	(85)	(75)
Comprehensive income attributable to noncontrolling interests	$617	$270	$1,377	$1,253

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			December 31, 2022	December 31, 2021
			(in millions)

Assets
Cash and cash equivalents			$3,436	$2,395
Cash - segregated for regulatory purposes			25,167	22,888
Securities - segregated for regulatory purposes			31,781	15,121
Securities borrowed			4,749	3,912
Securities purchased under agreements to resell			6,029	4,380
Financial instruments owned, at fair value			485	673
Receivables from customers, net of allowance for credit losses			38,760	54,935
Receivables from brokers, dealers and clearing organizations			3,469	3,771
Other assets			1,267	1,038
Total assets			$115,143	$109,113

Liabilities and equity

Liabilities
Short-term borrowings			$18	$27
Securities loaned			8,940	11,769
Financial instruments sold but not yet purchased, at fair value			146	182
Other payables:
Customers			93,195	85,634
Brokers, dealers and clearing organizations			291	557
Other payables			938	722
			94,424	86,913
Total liabilities			103,528	98,891

Equity
Stockholders' equity			2,848	2,395
Noncontrolling interests			8,767	7,827
Total equity			11,615	10,222
Total liabilities and equity			$115,143	$109,113

	December 31, 2022		December 31, 2021
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	102,927,703	24.5%	98,230,127	23.5%
Noncontrolling interests (IBG Holdings LLC)	316,609,102	75.5%	319,880,492	76.5%
Total IBG LLC membership interests	419,536,805	100.0%	418,110,619	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:

(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2020	620,405		56,834		27,039		704,278		2,795
2021	871,319	40%	78,276	38%	32,621	21%	982,216	39%	3,905
2022	735,619	(16%)	70,049	(11%)	32,863	1%	838,531	(15%)	3,347

4Q2021	207,457		19,961		8,001		235,419		3,707
4Q2022	165,769	(20%)	14,923	(25%)	7,358	(8%)	188,050	(20%)	3,009

3Q2022	170,240		16,181		7,953		194,374		3,037
4Q2022	165,769	(3%)	14,923	(8%)	7,358	(7%)	188,050	(3%)	3,009

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	624,035		167,078		338,513,068
2021	887,849	42%	154,866	(7%)	771,273,709	128%
2022	908,415	2%	207,138	34%	330,035,586	(57%)

4Q2021	244,349		41,997		117,410,095
4Q2022	229,441	(6%)	51,519	23%	75,713,964	(36%)

3Q2022	215,988		50,486		75,776,756
4Q2022	229,441	6%	51,519	2%	75,713,964	(0%)

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	584,195		164,555		331,263,604
2021	852,169	46%	152,787	(7%)	766,211,726	131%
2022	873,914	3%	203,933	33%	325,368,714	(58%)

4Q2021	235,400		41,318		116,546,652
4Q2022	221,855	(6%)	50,773	23%	74,353,901	(36%)

3Q2022	208,145		49,725		74,944,418
4Q2022	221,855	7%	50,773	2%	74,353,901	(1%)

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	518,965		163,101		320,376,365
2021	773,284	49%	151,715	(7%)	752,720,070	135%
2022	781,373	1%	202,145	33%	314,462,672	(58%)

4Q2021	213,143		41,096		113,441,967
4Q2022	194,962	(9%)	50,326	22%	71,924,864	(37%)

3Q2022	185,166		49,242		72,394,078
4Q2022	194,962	5%	50,326	2%	71,924,864	(1%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	39,840		2,523		7,249,464
2021	35,680	(10%)	2,079	(18%)	5,061,983	(30%)
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)

4Q2021	8,949		679		863,443
4Q2022	7,586	(15%)	746	10%	1,360,063	58%

3Q2022	7,843		761		832,338
4Q2022	7,586	(3%)	746	(2%)	1,360,063	63%

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year	4Q2022	4Q2021	% Change
Total Accounts (in thousands)	2,091	1,676	25%
Customer Equity (in billions)[1]	$306.7	$373.8	(18%)

Cleared DARTs (in thousands)	1,689	2,162	(22%)
Total Customer DARTs (in thousands)	1,889	2,436	(22%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.15	$2.38	32%
Cleared Avg. DARTs per Account (Annualized)	206	339	(39%)

Consecutive Quarters	4Q2022	3Q2022	% Change
Total Accounts (in thousands)	2,091	2,012	4%
Customer Equity (in billions)[1]	$306.7	$287.1	7%

Cleared DARTs (in thousands)	1,689	1,706	(1%)
Total Customer DARTs (in thousands)	1,889	1,920	(2%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.15	$2.96	6%
Cleared Avg. DARTs per Account (Annualized)	206	217	(5%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in millions)
Average interest-earning assets
Segregated cash and securities	$57,327	$37,674	$51,644	$40,328
Customer margin loans	39,277	51,889	43,402	45,681
Securities borrowed	4,368	3,200	3,961	3,677
Other interest-earning assets	9,203	7,861	9,000	7,029
FDIC sweeps[1]	2,347	2,377	2,229	2,663
	$112,522	$103,001	$110,235	$99,376

Average interest-bearing liabilities
Customer credit balances	$93,401	$83,001	$90,172	$79,297
Securities loaned	9,071	10,810	10,095	10,871
Other interest-bearing liabilities	1	1	4	109
	$102,473	$93,812	$100,271	$90,277

Net interest income
Segregated cash and securities, net	$454	$(5)	$742	$(9)
Customer margin loans[2]	420	149	1,083	535
Securities borrowed and loaned, net	73	134	413	568
Customer credit balances, net[2]	(487)	8	(763)	33
Other net interest income1/3	112	11	207	36
Net interest income[3]	$572	$297	$1,682	$1,163

Net interest margin ("NIM")	2.02%	1.14%	1.53%	1.17%

Annualized yields
Segregated cash and securities	3.14%	-0.05%	1.44%	-0.02%
Customer margin loans	4.24%	1.14%	2.50%	1.17%
Customer credit balances	2.07%	-0.04%	0.85%	-0.04%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2022 and 2021, $3 million, $1 million, $10 million, and $15 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2022 and 2021, $3 million, $1 million, $4 million, and $0 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$976	$603	$3,067	$2,714

Non-GAAP adjustments
Currency diversification strategy, net	(11)	23	100	37
Mark-to-market on investments[2]	(1)	57	52	30
Remeasurement of TRA liability[3]	(6)	-	(6)	(1)
Total non-GAAP adjustments	(18)	80	146	66
Adjusted net revenues	$958	$683	$3,213	$2,780

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$689	$373	$1,998	$1,787

Non-GAAP adjustments
Currency diversification strategy, net	(11)	23	100	37
Mark-to-market on investments[2]	(1)	57	52	30
Remeasurement of TRA liability[3]	(6)	-	(6)	(1)
Total non-GAAP adjustments	(18)	80	146	66
Adjusted income before income taxes	$671	$453	$2,144	$1,853

Adjusted pre-tax profit margin	70%	66%	67%	67%

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$136	$67	$380	$308

Non-GAAP adjustments
Currency diversification strategy, net	(3)	6	24	8
Mark-to-market on investments[2]	(0)	13	13	7
Remeasurement of TRA liability[3]	(6)	0	(6)	(1)
Income tax effect of above adjustments[4]	1	(4)	(7)	(3)
Remeasurement of deferred income taxes[5]	7	-	7	1
Total non-GAAP adjustments	(1)	15	30	12
Adjusted net income available for common stockholders	$134	$82	$410	$320

Note: Amounts may not add due to rounding.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.31	$0.67	$3.75	$3.24

Non-GAAP adjustments
Currency diversification strategy, net	(0.03)	0.06	0.24	0.09
Mark-to-market on investments[2]	(0.00)	0.13	0.12	0.07
Remeasurement of TRA liability[3]	(0.06)	0.00	(0.06)	(0.01)
Income tax effect of above adjustments[4]	0.01	(0.04)	(0.07)	(0.03)
Remeasurement of deferred income taxes[5]	0.07	0.00	0.07	0.01
Total non-GAAP adjustments	(0.01)	0.15	0.30	0.13
Adjusted diluted EPS	$1.30	$0.83	$4.05	$3.37

Diluted weighted average common shares outstanding	103,656,668	98,980,339	101,299,609	95,009,880

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our mark-to-market gains (losses) on investments.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government and municipal securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 Remeasurement of our tax receivable agreement (“TRA”) liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. This is related to the remeasurement of the deferred tax assets described below. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 25, 2022.

4 The income tax effect is estimated using the corporate income tax rates applicable to the Company.
5 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 25, 2022.